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                                                                     EXHIBIT 5.1

                          [LATHAM & WATKINS LETTERHEAD]




                                  June 4, 2001

Mercury General Corporation
4484 Wilshire Boulevard
Los Angeles, California 90010


               Re: $300,000,000 Aggregate Offering Price of Debt Securities of Mercury General Corporation

Ladies and Gentlemen:

        This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by Mercury General Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus of up to $300,000,000 aggregate offering price (as such amount may be increased pursuant to a registration statement filed with the Commission under Rule 462(b) in connection with the Registration Statement) of debt securities (the "Debt Securities"). The Debt Securities will be issued pursuant to the indenture, dated as of June 1, 2001, between the Company and Bank One Trust Company, National Association, as Trustee, as it may be amended or supplemented by resolutions and one or more supplemental indentures or officers' certificates in accordance with the indenture (as so amended or supplemented, the "Indenture"). The Indenture is attached as an exhibit to the Registration Statement.

        We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Debt Securities, and we have examined such matters of fact and questions of law we considered appropriate for purposes of rendering the opinion expressed below. We have been furnished with and relied upon certificates of officers of the Company and others with respect to factual matters.

        We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and General Corporation Law of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or in the case of California, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

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LATHAM & WATKINS

June 4, 2001
Page 2



        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when (a) the specific terms of the Debt Securities have been duly established in accordance with the Indenture and applicable law, (b) such further corporate authorization as may be requisite has been duly taken, and (c) the Debt Securities are duly executed, authenticated and delivered against payment therefor in the manner contemplated by the Indenture, the Debt Securities will constitute legally valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

        The opinion set forth above relating to enforceability of the Debt Securities is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses contained in Section 515 of the Indenture or (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

        To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has complied with any obligations to file returns and pay taxes under the Franchise Tax Law of the State of California; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

                                            Very truly yours,

                                            Latham & Watkins